EXHIBIT 99.1

Edgewater Drives Top- and Bottom-line Growth

Net Income and EBITDA Improves 140 Percent and 112 Percent Respectively

WAKEFIELD, Mass., July 25, 2007 (PRIME NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its second quarter ended June 30, 2007.

Second Quarter Results

Actual financial results and utilization for the quarter ended June 30, 2007:

 *  Total revenue increased 24.8% to $18.6 million compared to $14.9 million during the second quarter of 2006;
 *  Service revenue, which excludes software sales and reimbursed expenses, increased 16.3% to $16.4 million compared to $14.1 million during the second quarter of 2006;
 *  Gross profit increased 26.3% to $7.6 million, or 40.7% of total revenue, compared to $6.0 million, or 40.2% of total revenue, during the second quarter of 2006;
 *  Gross profit margin related to service revenue increased to 44.9%
    compared to 42.2% during the second quarter of 2006;
 *  Utilization increased to 82.8% compared to 77.0% during the second quarter of 2006;
 *  Net income increased 140.3% to $1.0 million, or $0.08 per diluted share, compared to net income of $0.4 million, or $0.04 per diluted share, during the second quarter of 2006;
 *  Cash Net Income increased 59.3% to $1.5 million, or $0.11 per diluted share compared to $0.9 million, or $0.08 per diluted share, during the second quarter of 2006;
 *  EBITDA increased 112.0% to $1.9 million, or $0.15 per diluted share compared to $0.9 million, or $0.07 per diluted share, during the second quarter of 2006; and
 *  Cash flow provided by operating activities amounted to $2.8 million compared to cash flow used in operating activities of
    $(0.7) million during the second quarter of 2006.

First Six Months of 2007

Actual financial results and utilization for the six months ended June 30, 2007:

 *  Total revenue increased 19.4% to $34.9 million compared to $29.2 million during the first six months of 2006;
 *  Service revenue, which excludes software sales and reimbursed expenses, increased 14.6% to $31.6 million compared to $27.6 million during the first six months of 2006;
 *  Gross profit increased 28.7% to $14.3 million, or 41.1% of total revenues, compared to $11.1 million, or 38.2% of total revenues during the first six months of 2006;
 *  Gross profit margin related to service revenue was 44.5% compared to 40.1% during the first six months of 2006;
 *  Utilization increased to 82.2% compared to 77.9% during the first six months of 2006;
 *  Net income increased 110.4% to $1.9 million, or $0.15 per diluted share, compared to net income of $0.9 million, or $0.08 per diluted share during the first six months of 2006;
 *  Cash Net Income increased 58.8% to $2.6 million, or $0.20 per diluted share, compared to $1.6 million, or $0.14 per diluted share, during the first six months of 2006;
 *  EBITDA increased 106.6% to $3.5 million, or $0.27 per diluted share, compared to $1.7 million, or $0.15 per diluted share during the first six months of 2006; and
 *  Cash flow provided by operating activities was $1.6 million during the first six months of 2007 compared to cash flow provided by operating activities of $0.7 million during the first six months of 2006.

Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

"Overall, the second quarter proved to be another solid quarter for the Company," said Shirley Singleton, President and CEO of Edgewater Technology. "The company achieved strong operating metrics, without increasing billable headcount, through careful management of our staff utilization. As a result, we are pleased to report that our Net Income and EBITDA improved 140% and 112% over the year ago quarter."

Singleton continued, "Subsequent to the end of the second quarter, we also enhanced our national Corporate Performance Management offering with the acquisition of the Alecian Corporation business. Alecian provides capabilities and expertise in the area of financial management solutions and is expected to contribute approximately $1.5 million in annualized revenue. Alecian is also expected to be immediately accretive to Edgewater's earnings."

Singleton concluded, "At this time, we expect third quarter revenues to be consistent with second quarter due to traditional seasonality."

Second Quarter Conference Call Details

Edgewater Technology will host a conference call on Wednesday, July 25, at 10:00 a.m. (ET) to discuss second-quarter 2007 financial results. To listen to the call, you can participate by webcast at www.edgewater.com -- Investor Relations section or you can dial 866-362-4829 (pass code 78020350) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com -- Investor Relations section or by dialing 888-286-8010 (pass code 81289319) from 12:00 p.m. ET Wednesday, July 25 through 11:59 p.m. ET Wednesday, August 1.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

  Selected Financial Data:
                           EDGEWATER TECHNOLOGY, INC.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                  (Unaudited)

                              Three Months Ended   Six Months Ended
                               -----------------   -----------------
                               June 30,  June 30,  June 30,  June 30,
                                2007      2006      2007      2006
                               -------   -------   -------   -------
 Revenue:
  Service revenue              $16,366   $14,074   $31,592   $27,576
  Software                       1,456       214     1,831       507
  Reimbursable expenses            755       602     1,427     1,115
                               -------   -------   -------   -------
   Total revenue                18,577    14,890    34,850    29,198

 Cost of revenue:
  Project and personnel
   costs *                       9,010     8,137    17,540    16,505
  Software costs                 1,259       170     1,549       437
  Reimbursable expenses            755       602     1,427     1,115
                               -------   -------   -------   -------
   Total cost of revenue        11,024     8,909    20,516    18,057
                               -------   -------   -------   -------
   Gross profit                  7,553     5,981    14,334    11,141

  Selling, general and
   administrative *              5,628     5,073    10,788     9,425
  Depreciation and
   amortization                    568       461     1,135       806
                               -------   -------   -------   -------
   Operating income              1,357       447     2,411       910

 Interest income and other,
  net                              401       282       808       581
                               -------   -------   -------   -------
 Income before income taxes      1,758       729     3,219     1,491

 Provision for income taxes        712       294     1,336       596
                               -------   -------   -------   -------
   Net income                  $ 1,046   $   435   $ 1,883   $   895
                               =======   =======   =======   =======

 BASIC EARNINGS PER SHARE:
  Basic earnings per share     $  0.09   $  0.04   $  0.16   $  0.08
                               =======   =======   =======   =======
  Weighted Average Shares       11,668    10,961    11,508    10,802
   Outstanding - Basic
                               =======   =======   =======   =======

 DILUTED EARNINGS PER SHARE:
  Diluted earnings per share   $  0.08   $  0.04   $  0.15   $  0.08
                               =======   =======   =======   =======
 Weighted Average Shares        13,119    12,156    12,919    11,795
  Outstanding - Diluted
                               =======   =======   =======   =======

  * - Amount of stock-based
   compensation expense
   included in each of the
   respective expense
   categories reported
   above:

   Cost of revenue - Project
    and personnel costs        $   125   $    69   $   202   $   161
   Selling, general and
    administrative
    expenses                       248       400       428       551
                               -------   -------   -------   -------
    Total                      $   373   $   469   $   630   $   712
                               =======   =======   =======   =======

Edgewater's management believes that cash performance is the primary driver of long-term share value. As such, Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance that help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.

                        EDGEWATER TECHNOLOGY, INC.
               Reconciliation of Non-GAAP Financial Measures
                 (In thousands, except per share amounts)
                              (Unaudited)

                                 Three Months Ended Six Months Ended
                                  ----------------  ----------------
                                  June 30, June 30, June 30, June 30,
                                   2007     2006     2007     2006
                                  -------  -------  -------  -------

 Reconciliation of GAAP Net Income to Cash Net Income and Cash
  Earnings Per Diluted Share (Non-GAAP):

 Reported GAAP Net Income         $ 1,046  $   435  $ 1,883  $   895
 Add: Amortization of Intangibles     312      327      626      544
 Add: Stock-based Compensation        373      469      630      712
 Less: Related Tax Effect            (277)    (318)    (521)    (502)
                                  -------  -------  -------  -------
 Cash Net Income(a)               $ 1,454  $   913  $ 2,618  $ 1,649
                                  =======  =======  =======  =======
 Cash Earnings Per Diluted Share1 $  0.11  $  0.08  $  0.20  $  0.14
                                  =======  =======  =======  =======

 Reconciliation of GAAP Net Income, EBITDA and EBITDA Per Diluted
  Share (Non-GAAP):

 Reported GAAP Net Income         $ 1,046  $   435  $ 1,883  $   895
 Add: Income Tax Provision            712      294    1,336      596
 Add: Deprecation and
  Amortization Expense                568      461    1,135      806

 Less: Interest Income and Other,
  Net                                (401)    (282)    (808)    (581)
                                  -------  -------  -------  -------
 EBITDA(b)                        $ 1,925  $   908  $ 3,546  $ 1,716
                                  =======  =======  =======  =======
 EBITDA per Diluted Share(b)      $  0.15  $  0.07  $  0.27  $  0.15
                                  =======  =======  =======  =======

 (a) - Cash Earnings per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted Earnings per Share. Cash Earnings per
       Diluted Share measures presented may not be comparable to
       similarly titled measures presented by other companies. Cash
       Earnings per Diluted Share is defined as Net Income, plus
       Amortization of Intangibles and Stock-based Compensation, less related stock effect, divided by shares used in computing
       Diluted Net Income per share.

 (b) - EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and
       Diluted Net Income per Share. EBITDA and EBITDA per Diluted
       Share measures presented may not be comparable to similarly titled measures presented by other companies.

                             EDGEWATER TECHNOLOGY, INC.
                     Summary Consolidated Balance Sheet Information
                                   (In thousands)

                                                June 30,  December 31,
                                                 2007        2006
                                              (Unaudited)  (Audited)
                                               ---------   ---------
 ASSETS

 Cash and marketable securities                $  33,581   $  33,141
 Accounts receivable, net                         14,691      10,883
 Deferred taxes, current                           1,760       1,760
 Prepaid expenses and other assets, current          555         441
                                               ---------   ---------
  Total current assets                            50,587      46,225
 Fixed assets, net                                 4,819       3,391
 Deferred taxes, net                              15,694      16,789
 Goodwill and intangible assets, net              29,422      29,163
 Other assets                                         52          52
                                               ---------   ---------
  Total Assets                                 $ 100,574   $  95,620
                                               =========   =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable and accrued liabilities      $   4,190   $   3,914
 Accrued payroll and related liabilities           3,809       4,242
 Deferred revenue and other liabilities              961         252
 Capital lease obligations, current                  250         184
                                               ---------   ---------
  Total current liabilities                        9,210       8,592
 Capital lease obligations                           678         778
                                               ---------   ---------
  Total liabilities                                9,888       9,370

 Stockholders' Equity                             90,686      86,250
                                               ---------   ---------
  Total Liabilities and Stockholders' Equity   $ 100,574   $  95,620
                                               =========   =========

 Actual Shares Outstanding                        12,012      11,522
                                               =========   =========

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our outlook for sales activity, revenue and profitability. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2006 Annual Report on Form 10-K filed with the SEC on March 14, 2007. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

CONTACT:  Edgewater Technology, Inc.
          Kevin Rhodes, Chief Financial Officer
          Barbara Warren-Sica, Investor Relations
          (781) 246-3343
          ir@edgewater.com